Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Contact Information:

ESS Technology, Inc.	Rebecca Mack
Investor Relations	Bergman Mack & Associates
(510) 492-1161	(949) 981-4496
rebecca@bergmanmack.com
ESS TECHNOLOGY REPORTS THIRD QUARTER 2007 RESULTS
AND ANNOUNCES IMPROVED OPERATING PERFORMANCE
     FREMONT, Calif., October 30, 2007—ESS Technology (Nasdaq: ESST) today reported net revenues for the third quarter of 2007 of $17.7 million compared to $23.2 million for the same period last year and compared to $17.2 million in the second quarter of 2007. GAAP net loss for the third quarter of 2007 was $0.1 million or ($0.00) per diluted share, compared to the third quarter of 2006 GAAP net loss of $4.4 million, or ($0.11) per diluted share. For the second quarter of 2007, GAAP net loss was $0.7 million, or ($0.02) per diluted share. Included in the second quarter’s results was a gain equal to the second payment of $2.0 million received from SiS related to the sale of our Blu-ray technology.
     Non-GAAP net income for the third quarter of 2007 was $0.6 million, or $0.02 per diluted share, compared to the third quarter of 2006 non-GAAP net loss of $18.4 million, or ($0.47) per diluted share. For the second quarter of 2007, non-GAAP net loss was $1.7 million, or ($0.05) per diluted share. Non-GAAP net income/loss excludes write-down of investment, stock option expenses under SFAS No. 123(R), gain on sale of our Blu-ray technology and tangible assets, interest expense accrued on uncertain tax balances under FIN No. 48, release of tax reserves into the company’s provision for income taxes and their related tax effects.
     Robert Blair, president and CEO of ESS Technology commented, “We are very pleased to report that ESS has returned to operating profitability on a non-GAAP basis for the first time in many quarters. This is a result of our continuing focus on the strategy initiated about one year ago to reduce both product costs and operating expenses.”
     Mr. Blair continued, “Additionally, we have recently signed a purchase agreement to sell our campus in Fremont for $26.3 million, which is subject to the buyer’s due diligence review. Escrow is planned to close in December and we intend to lease back a section of the building for six months before moving to other facilities.”
     “I will discuss our third quarter results and our fourth quarter plan in more detail during our conference call later today,” Mr. Blair concluded.
Fourth Quarter 2007 Guidance
     For the December quarter, we are projecting revenues of $16-19 million, with non-GAAP gross margins in the 32-36 % range. We expect R&D expenses of 14-17% of revenues and SG&A expenses of 20-23% of revenues, and additional costs totaling approximately 1-2 % of revenue for the SFAS 123(R) stock option expensing rules. Overall, we expect GAAP net income (loss) per diluted share of ($0.02) — $0.02 and non-GAAP net income per diluted share of $0.00 — $0.04. Expected GAAP net income does not consider the financial effects of the sale of our Fremont campus.
     Non-GAAP net income/loss excludes stock option expenses under SFAS No. 123(R) and interest expense accrued on uncertain tax balances under FIN No. 48.
Earnings Conference Call
     ESS Technology, Inc. has scheduled a conference call beginning 2:00 p.m. PDT / 5:00 p.m. EDT, October 30, 2007, to discuss its third quarter 2007 results. Investors are invited to listen to a live web cast of the conference call at http://www.prnewswire.com/ (Upcoming Conference Calls). A replay of the web cast will also be available at http://www.prnewswire.com/ or by telephone at (800) 642-1687 (U.S./Canada) / (706) 645-9291 (International), Reservation #21788435 beginning at 6:00 p.m. PDT / 9:00 p.m. EDT, October 30, 2007.
About ESS Technology
     ESS Technology, Inc. designs and markets high-performance digital video and audio processors for the consumer market.

     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology’s common stock is traded on the Nasdaq Global Market under the symbol “ESST”. ESS Technology’s web site address is: http://www.esstech.com.
(ATTACHMENTS: Condensed Consolidated Summary Financial Statements)
The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the possible deterioration of revenues associated with our restructuring efforts, the possible sale or close of additional assets or businesses and the impact of such transactions, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, continued growth in demand for consumer electronics products, the timely availability and acceptance of ESS’ products, the uncertainty of the outcome of any litigation proceedings, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference.  Examples of forward-looking statements include statements regarding ESS’ future financial results, specifically statements regarding improvement in the coming quarters of the Company’s gross margins and profitability due to any new products, operating results, business strategies, projected costs, projected gross margins, projected profitability, products, competitive positions, management’s plans and objectives for future operations, and industry trends.  These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements.  Forward-looking statements may contain words such as “will”, “expect”, “anticipate”, “believe”, “continue”, “plan”, “should”, other comparable terminology or the negative of these terms.   Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30,	December 31,
	2007	2006
ASSETS

Current Assets:
Cash and cash equivalents	$40,723	$33,731
Short-term investments	6,789	10,264
Accounts and other receivables, net	10,731	10,343
Inventory	7,614	8,278
Prepaid expenses and other assets	1,077	1,764

Total current assets	66,934	64,380

Property, plant and equipment, net	13,357	16,996
Non-current deferred tax asset	6,457	—
Investment and other assets	8,659	9,052

Total assets	$95,407	$90,428

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$12,072	$20,404
Income taxes payable and deferred income taxes	330	23,001

Total current liabilities	12,402	43,405

Non-current deferred tax liabilities	35,095	—

Total liabilities	47,497	43,405

Shareholders’ Equity:
Common stock	176,294	175,528
Accumulated other comprehensive income	433	86
Accumulated deficit	(128,817)	(128,591)

Total shareholders’ equity	47,910	47,023

Total liabilities and shareholders’ equity	$95,407	$90,428

6

ESS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three months ended		Six months ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
	2007	2006	2007	2006
Net revenues	$17,679	$23,194	$52,635	$79,146
Cost of product revenues	10,817	27,219	33,732	80,095

Gross profit (loss)	6,862	(4,025)	18,903	(949)

Operating expenses:
Research and development	2,734	8,691	9,895	28,229
Selling, general and administrative	3,962	7,567	13,639	22,612
Impairment of property, plant and equipment	—	—	859	—
Gain on sale of technology and tangible assets	—	—	(10,481)	—

Operating income (loss)	166	(20,283)	4,991	(51,790)

Non-operating income, net	540	505	1,034	1,863

Income (loss) before income taxes	706	(19,778)	6,025	(49,927)
Provision for (benefit from) income taxes	800	(15,411)	2,180	(16,265)

Net income (loss)	$(94)	$(4,367)	$3,845	$(33,662)

Net income (loss) per share — basic and diluted	$(0.00)	$(0.11)	$0.11	$(0.86)

Shares used in per share calculation — Basic and diluted	35,529	39,177	35,520	39,150

Non-GAAP Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP). We use non-GAAP measures of net income and income per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.
Non-GAAP Net Income
Non-GAAP net income excludes write-down of investment, stock compensation expenses under SFAS No. 123(R), gain on sale of technology and tangible assets, interest expense included in our provision (benefit) for income taxes, release of tax reserves into the company’s provision for income taxes and their related tax effects. Management believes that the non-GAAP net income measure is useful information to investors because it provides our investors with a means to conduct a meaningful, consistent comparison to our prior periods’ results and to our investors’ expectations for GAAP net income (loss). Given the significant effect of the non-GAAP adjustments, we believe that non-GAAP net income is a useful means to demonstrate the sustainability of our performance in a manner not affected by unusual events and charges required by GAAP accounting. We use non-GAAP net income to conduct and evaluate our business. It is the primary means for us to assess on-going operating performance and to set future operating performance expectations. The economic substance behind our decision to use non-GAAP net income is that the adjustments to net loss, which did not reflect the on-going sustainability of performance, had the effect of reducing net loss by approximately $0.7 million and ($14.0) million for the three months ended September 30, 2007 and 2006, respectively. Despite the importance of this measure to management in goal-setting and performance measurement, we stress that non-GAAP net income is a non-GAAP financial measure that has no standardized meaning defined by GAAP and, therefore, has limits in its usefulness to investors. Because of its non-standardized definitions, non-GAAP net income (unlike GAAP net income) may not be comparable with the calculation of similar measures of other companies. Non-GAAP net income is presented solely to enable investors to more fully understand how management assesses the performance of our company. We compensate for these limitations by providing full disclosure of the net earnings (loss) on a basis prepared in conformance with GAAP to enable investors to consider net earnings (loss) determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate.
Non-GAAP Net Income Per Share
Non-GAAP net income excludes write-down of investment, stock compensation expenses under SFAS No. 123(R), gain on sale of technology and tangible assets, interest expense included in our provision (benefit) for income taxes, release of tax reserves into the company’s provision for income taxes and their related tax effects. Management believes that the non-GAAP net income per share measure is useful information to investors because it provides a basis for investors to compare the performance of our operations to prior periods’ results and to their expectations for performance. It also provides a useful means for investors to evaluate the profitability and sustainability of on-going operations. Given the market’s focus on earnings (loss) per share and adjusted earnings (loss) per share measures, by providing adjusted earnings (loss) per share measurement and showing the components thereof, we seek to eliminate confusion in the marketplace and to provide a consistent means for evaluation of performance. We use non-GAAP net income per share to conduct and evaluate our business by comparing the measure to prior periods using a consistent method of calculation. We review non-GAAP net income per share as a primary indicator of the profitability and sustainability of the underlying business, and we use the measure to compare performance to the objectives identified for the business during our budget process. Our budget process includes only revenue and expenses relating to the on-going business operations, in an effort to better manage the on-going operations in a meaningful manner. The economic substance behind our decision to use non-GAAP net income per share is that without it, the significance of the adjustments during these periods may make it difficult for an investor to assess the on-going performance of the operations of our business. A material limitation associated with the use of this measure as compared to the GAAP measure of net loss per share is that it is a non-GAAP measure which is adjusted for the after tax effect of write-down of investment, stock compensation expenses under SFAS No. 123(R), gain on sale of technology and tangible assets, interest expense included in our provision (benefit) for income taxes, release of tax reserves into the company’s provision for income taxes, and, as such, has no standardized measurement prescribed by GAAP and accordingly has limits in its usefulness to investors. Non-GAAP net income per share may not be comparable with the calculation of non-GAAP income per share for other companies. We compensate for these limitations when using non-GAAP net income per share by providing full disclosure of the earnings (loss) per share measurement on GAAP basis in the financial statements and related commentary in our quarterly release which investors can use to appropriately consider earnings (loss) per share determined under GAAP as well as on an adjusted basis.

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(unaudited)
(in thousands)

	Three months ended
	September 30,	September 30,	June 30,
	2007	2006	2007
Net loss — GAAP basis	$(94)	$(4,367)	$(664)
Reconciling items:
Write-down of investment	—	—	143
Stock-based compensation:
Cost of revenues	5	46	11
Research and development	90	444	94
Selling, general and administrative expense	67	405	151
Gain on sale of technology and tangible assets	—	—	(2,000)
Interest on tax payable	558	—	546
Tax effects	—	—	8
Release of tax payable	—	(14,933)	—

Net income (loss) — Non-GAAP	$626	$(18,405)	$(1,711)

ESS TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO NON-GAAP NET INCOME (LOSS) PER SHARE
(unaudited)
(in dollars)

	Three months ended
	September 30,	September 30,	June 30,
	2007	2006	2007
Basic and Diluted:
GAAP basic and diluted net income (loss) per share	$(0.00)	$(0.11)	$(0.02)
Reconciling items:
Write-down of investment	—	—	—
Stock-based compensation:
Cost of revenues	—	—	—
Research and development	—	0.01	—
Selling, general and administrative expense	—	0.01	0.01
Gain on sale of technology and tangible assets	—	—	(0.06)
Interest on tax payable	0.02	—	0.02
Tax effects	—	—	—
Release of tax payable	—	(0.38)	—

Non-GAAP basic and diluted net income (loss) per share	$0.02	$(0.47)	$(0.05)